UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): June 17, 2004


                        TREASURE MOUNTAIN HOLDINGS, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          Nevada                           000-32741            84-1394211
-----------------------------         -------------------     ---------------
(State or other jurisdiction             (Commission           (IRS Employer
    of incorporation)                    File Number)       Identification No.)


              1390 South 1100 East #204, Salt Lake City, Utah 84111
              -----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



       Registrant's Telephone Number, including Area Code: (801) 322-0253



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Item 5.  Other Events and Regulation FD Disclosure


         On June 17, 2004, the Registrant entered into a letter of intent setting forth preliminary terms and conditions of a proposed merger transaction with Vyteris, Inc., a Delaware corporation ("Vyteris"). The letter of intent contemplates that a wholly-owned subsidiary of the Registrant will merge with and into Vyteris (the "Merger"), with Vyteris as the surviving corporation of the Merger. As proposed, the holders of Vyteris common stock immediately prior to the consummation of the Merger would own approximately 98.5% of the
Registrant's issued and outstanding common stock following the Merger and certain post-closing actions. In addition, owners of Vyteris preferred stock, warrants and options would have equivalent rights in the Registrant after the Merger and certain post-closing actions. As currently proposed, the Registrant does not have sufficient authorized, but unissued shares of capital stock to issue in the Merger. It is contemplated that in connection with the Merger, the Registrant will issue all of its available authorized but unissued shares of common stock and, in addition, will issue rights certificates evidencing the right to receive additional shares of common stock and preferred stock. Such additional shares will be issued as soon as they are authorized following the Merger. Following the Merger, the Registrant intends to take appropriate actions to cause its stockholders to approve a reincorporation through a merger with a wholly-owned subsidiary incorporated in Delaware (effectively accomplishing a 1 for 10 reverse stock split and authorizing shares of preferred stock) and approving a stock option plan (such approval, the "Post-Closing Actions"). As a part of the Merger agreement to be entered into, the Registrant intends to receive voting agreements from the controlling stockholders of Vyteris and the controlling stockholder of the Registrant to vote their shares in favor of the Post-Closing Actions. The controlling stockholder of the Registrant is affiliated with controlling stockholder(s) of Vyteris. The parties are proceeding with a due diligence review of each other's company. It is anticipated that a definitive merger agreement will be entered into and will provide that the closing of the Merger will be subject to Vyteris' completion of an equity financing, the receipt by both parties of a "fairness opinion" with respect to the terms of the Merger and other customary closing conditions.

         Vyteris has developed and produced a pre-filled, active transdermal drug delivery system that delivers drugs through the skin comfortably, without needles. On May 6, 2004, Vyteris received approval from the U.S. Food and Drug Administration to commercially launch its first product, the LidoSiteTM Topical System. LidoSite is a topical delivery system indicated for use on normal intact skin to provide local anesthesia for needle stick procedures such as injections and intravenous therapies as well as superficial dermatological procedures. Vyteris has not yet begun commercial sales of its LidoSite product.

         There can be no assurance that the Merger will be consummated or, if consummated, that it will be consummated on the terms set forth in the letter of intent, which is non-binding with respect to the terms of the proposed transaction and the obligation to close.

NOTES ABOUT FORWARD-LOOKING STATEMENTS

         Statements contained in this Current Report which are not historical facts, including all statements regarding the consummation of the merger and post-closing steps, may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment.
         The Registrant cautions the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  June 18, 2004                    TREASURE MOUNTAIN HOLDINGS, INC.


                                        By:  /s/ George I. Norman
                                            ------------------------------------
                                               George I. Norman, III, President




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